Exhibit 99.1

Cadre Holdings Reports Fourth Quarter and Full Year 2022 Financial Results

Generated Record Full Year Net Sales and Adjusted EBITDA

Exceeded Pricing Growth Target Above Inflation in Q4 and Full Year

Expects Full Year 2023 Net Sales of $463 to $493 million and adjusted EBITDA of $76 to $82 million

JACKSONVILLE, Fla., March 15, 2023 – Cadre Holdings, Inc. (NYSE: CDRE) ("Cadre" or "the Company"), a global leader in the manufacturing and distribution of safety and survivability equipment for first responders, announced today its consolidated operating results for the quarter and year ended December 31, 2022.

Fourth Quarter and Year Ended 2022 Highlights

●	Net sales of $123.6 million for the fourth quarter; net sales of $457.8 million for the year ended December 31, 2022
●	Gross profit margin of 39.2% for the fourth quarter; gross profit margin of 38.4% for the year ended December 31, 2022
●	Net income of $6.6 million, or $0.17 per diluted share, for the fourth quarter; net income of $5.8 million, or $0.16 per diluted share, for the year ended December 31, 2022
●	Adjusted EBITDA of $22.4 million for the fourth quarter; Adjusted EBITDA of $75.7 million for the year ended December 31, 2022
●	Adjusted EBITDA margin of 18.1% for the fourth quarter; Adjusted EBITDA margin of 16.5% for the year ended December 31, 2022
●	Adjusted EBITDA conversion of 93% for the fourth quarter; Adjusted EBITDA conversion of 94% for the year ended December 31, 2022
●	Declared quarterly cash dividend of $0.08 per share in January 2023

“Cadre’s strong Q4 results capped off an outstanding year for the Company, as we continued to capitalize on our entrenched positions in law enforcement, first responder and military markets,” said Warren Kanders, CEO and Chairman. “Against a backdrop of persistent supply chain disruptions and inflationary pressures, Cadre once again exceeded our 1% pricing growth target above inflation and generated record full year net sales and adjusted EBITDA. Consistent with our strategic focus on adding high margin companies with leading market positions and strong recurring revenues and cash flows, we completed two accretive acquisitions in 2022 and are pleased with their efficient integration and favorable prospects.”

Mr. Kanders added, “Looking ahead in 2023, we anticipate our resilient operating model to continue to drive strong free cash flows that enable us to capitalize on attractive opportunities. Executing targeted M&A is a core tenet of Cadre’s strategy and remains a top priority. As we navigate the current M&A environment, we are focused on actively evaluating deals in line with our key criteria and maintaining our disciplined approach, complemented by our core organic growth initiatives. Going forward we believe Cadre is ideally positioned to further enhance our leadership in providing mission-critical safety and survivability equipment, as we seek to execute our strategic objectives and build significant value, while driving margin expansion over the long term.”

Fourth Quarter and Year Ended 2022 Operating Results

For the quarter ended December 31, 2022, Cadre generated net sales of $123.6 million, as compared to $103.5 million for the quarter ended December 31, 2021. The increase in the Product segment was primarily the result of recent acquisitions but we also experienced double digit percent increases for armor products, duty gear products and crowd control products, which were offset by project timing in our EOD products The increase in the Distribution segment was primarily the result of agency demand for hard goods.

For the year ended December 31, 2022, Cadre generated net sales of $457.8 million, as compared to $427.3 million for the prior year period, mainly driven by recent acquisitions, armor and duty gear products demand, and agency demand for hard goods through our Distribution segment.

For the quarter ended December 31, 2022, Cadre generated gross profit of $48.5 million, as compared to $39.2 million for the quarter ended December 31, 2021. For the year ended December 31, 2022, Cadre generated gross profit of $175.7 million, as compared to $170.7 million for the prior year period.

Gross profit margin was 39.2% for the quarter ended December 31, 2022, as compared to 37.9% for the quarter ended December 31, 2021 mainly driven by favorable pricing above inflation and product mix.

Gross profit margin was 38.4% for the year ended December 31, 2022, as compared to 39.9% for the prior year period, mainly driven by 110 basis points from the amortization of inventory step-up recorded as part of the recent acquisitions and unfavorable channel and portfolio mix, partially offset by pricing in excess of material inflation.

Net income was $6.6 million for the quarter ended December 31, 2022, as compared to net income of $4.3 million for the quarter ended December 31, 2021. The increase resulted primarily from improved revenue partially offset by increased stock-based compensation expense.

Net income was $5.8 million for the year ended December 31, 2022, as compared to net income of $12.7 million for the prior year period, primarily as a result of increased stock-based compensation expense, partially offset by an increase in net sales and the loss on extinguishment of debt related to the August 2021 debt refinance.

Cadre generated $22.4 million of Adjusted EBITDA for the quarter ended December 31, 2022, as compared to $15.3 million for the quarter ended December 31, 2021. Adjusted EBITDA margin was 18.1% for the quarter ended December 31, 2022, as compared to 14.7% for the prior year period.

Cadre generated $75.7 million of Adjusted EBITDA for the year ended December 31, 2022, as compared to $71.4 million for the prior year period. Adjusted EBITDA margin was 16.5% for the year ended December 31, 2022, as compared to 16.7% for the prior year period.

Product segment gross profit margin was 40.4% for the fourth quarter and 40.3% for the year ended December 31, 2022. This compares to 38.8% and 40.9% for the respective prior year periods.

Distribution segment gross profit margin was 21.8% for the fourth quarter and 21.1% for the year ended December 31, 2022. This compares to 23.9% and 24.9% for the respective prior year periods.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents increased by $11.4 million from $33.9 million as of December 31, 2021 to $45.3 million as of December 31, 2022.
●	Total debt decreased by $10.0 million from $159.7 million as of December 31, 2021, to $149.7 million as of December 31, 2022.
●	Net debt (total debt net of cash and cash equivalents) decreased by $21.4 million from $125.8 million as of December 31, 2021, to $104.4 million as of December 31, 2022.
●	Capital expenditures totaled $1.5 million for the fourth quarter and $4.7 million for the year ended December 31, 2022, compared with $0.8 million for the fourth quarter and $3.0 million for the year ended December 31, 2021.

Dividend

On January 24, 2023, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis. Cadre's dividend payment was made on February 17, 2023, to shareholders of record as of the close of business on the record date of February 3, 2023. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2023 Outlook

For the full year 2023, Cadre expects to generate net sales in the range of $463 million to $493 million and Adjusted EBITDA in the range of $76 million and $82 million. Cadre expects Adjusted EBITDA conversion in the range of 87-90% for the full year.

Conference Call

Cadre management will host a conference call on Wednesday, March 15, 2023, at 5:00 PM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (888)-510-2553 and the dial-in number for international callers is 646-960-0473. The access code for all callers is 1410384. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through March 29, 2023. To access the replay, please dial 800-770-2030 in the U.S. or +1-647-362-9199 if outside the U.S., and then enter the access code 1410384.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety and survivability products for first responders. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The press release contains the non-GAAP measures: (i) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), (ii) adjusted EBITDA, (iii) adjusted EBITDA margin and (iv) adjusted EBITDA conversion rate. The Company believes the presentation of these non-GAAP measures provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements in this press release, including, but not limited to, those risks and uncertainties more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$45,286	$33,857
Accounts receivable, net	64,557	48,344
Inventories	70,273	63,978
Prepaid expenses	10,091	10,353
Other current assets	6,811	3,171
Assets held for sale	—	278
Total current assets	197,018	159,981
Property and equipment, net	45,285	33,053
Operating lease assets	8,489	—
Deferred tax assets, net	2,255	7,059
Intangible assets, net	50,695	42,415
Goodwill	81,576	66,262
Other assets	6,634	3,026
Total assets	$391,952	$311,796

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$23,406	$19,328
Accrued liabilities	38,720	40,736
Income tax payable	4,584	1,255
Liabilities held for sale	—	128
Current portion of long-term debt	12,211	13,174
Total current liabilities	78,921	74,621
Long-term debt	137,476	146,516
Long-term operating lease liabilities	4,965	—
Deferred tax liabilities	3,508	1,297
Other liabilities	1,192	722
Total liabilities	226,062	223,156

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and December 31, 2021)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 37,332,271 and 34,383,350 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively)	4	3
Additional paid-in capital	206,540	127,606
Accumulated other comprehensive income (loss)	2,087	(1,917)
Accumulated deficit	(42,741)	(37,052)
Total shareholders’ equity	165,890	88,640
Total liabilities, mezzanine equity and shareholders' equity	$391,952	$311,796

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net sales	$123,645	$103,537	$457,837	$427,288
Cost of goods sold	75,117	64,342	282,159	256,598
Gross profit	48,528	39,195	175,678	170,690
Operating expenses
Selling, general and administrative	34,857	27,794	153,288	114,962
Restructuring and transaction costs	975	1,939	4,355	3,430
Related party expense	132	142	1,478	579
Other general income	(159)	—	(159)	—
Total operating expenses	35,805	29,875	158,962	118,971
Operating income	12,723	9,320	16,716	51,719
Other expense
Interest expense	(1,710)	(2,296)	(6,206)	(16,425)
Loss on extinguishment of debt	—	—	—	(15,155)
Other expense, net	1,675	(66)	(1,137)	(947)
Total other expense, net	(35)	(2,362)	(7,343)	(32,527)
Income before provision for income taxes	12,688	6,958	9,373	19,192
Provision for income taxes	(6,089)	(2,670)	(3,553)	(6,531)
Net income	$6,599	$4,288	$5,820	$12,661

Net income per share:
Basic	$0.18	$0.13	$0.16	$0.44
Diluted	$0.17	$0.13	$0.16	$0.44
Weighted average shares outstanding:
Basic	37,332,271	31,908,350	36,109,844	28,598,692
Diluted	37,887,600	31,908,350	36,122,374	28,598,692

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Year Ended December 31,
	2022	2021
Cash Flows From Operating Activities:
Net income	$5,820	$12,661
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,651	13,718
Amortization of original issue discount and debt issue costs	740	3,193
Amortization of inventory step-up	4,255	—
Loss on extinguishment of debt	—	15,155
Deferred income taxes	(1,087)	4,772
Stock-based compensation	31,858	355
Gain on sale of fixed assets	(170)	—
Provision for (recoveries from) losses on accounts receivable	417	(188)
Foreign exchange loss	1,517	102
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(11,536)	(4,641)
Inventories	1,162	(3,189)
Prepaid expenses and other assets	(7,711)	(4,564)
Accounts payable and other liabilities	5,493	2,720
Net cash provided by operating activities	46,409	40,094
Cash Flows From Investing Activities:
Purchase of property and equipment	(4,494)	(2,832)
Proceeds from disposition of property and equipment	411	—
Business acquisitions, net of cash acquired	(55,543)	—
Net cash used in investing activities	(59,626)	(2,832)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	43,000	257,980
Principal payments on revolving credit facilities	(43,000)	(258,612)
Proceeds from term loans	—	198,716
Principal payments on term loans	(10,116)	(266,000)
Proceeds from insurance premium financing	3,989	5,010
Principal payments on insurance premium financing	(4,952)	(3,061)
Payment of capital leases	(25)	(43)
Payments for debt issuance costs	—	(2,198)
Payments on extinguishment of debt	—	(4,217)
Taxes paid in connection with employee stock transactions	(6,300)	—
Proceeds from initial public offering, net of underwriter discounts	—	83,421
Proceeds from secondary offering, net of underwriter discounts	56,329	—
Deferred offering costs	(2,953)	(4,841)
Dividends distributed	(11,509)	(12,751)
Net cash provided by (used in) financing activities	24,463	(6,596)
Effect of foreign exchange rates on cash and cash equivalents	183	318
Change in cash and cash equivalents	11,429	30,984
Cash and cash equivalents, beginning of period	33,857	2,873
Cash and cash equivalents, end of period	$45,286	$33,857
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$1,395	$1,158
Cash paid for interest	$6,109	$13,336
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$172	$197

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three months ended December 31, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$107,482	$23,270	$(7,107)	$123,645
Cost of goods sold	64,053	18,196	(7,132)	75,117
Gross profit	$43,429	$5,074	$25	$48,528

	Three months ended December 31, 2021
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$88,150	$20,957	$(5,570)	$103,537
Cost of goods sold	53,957	15,953	(5,568)	64,342
Gross profit	$34,193	$5,004	$(2)	$39,195

	Year ended December 31, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$385,423	$97,106	$(24,692)	$457,837
Cost of goods sold	230,245	76,633	(24,719)	282,159
Gross profit	$155,178	$20,473	$27	$175,678

	Year ended December 31, 2021
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$362,189	$90,043	$(24,944)	$427,288
Cost of goods sold	213,881	67,649	(24,932)	256,598
Gross profit	$148,308	$22,394	$(12)	$170,690

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$6,599	$4,288	$5,820	$12,661
Add back:
Depreciation and amortization	4,332	3,292	15,651	13,718
Interest expense	1,710	2,296	6,206	16,425
Provision for income taxes	6,089	2,670	3,553	6,531
EBITDA	$18,730	$12,546	$31,230	$49,335
Add back:
Restructuring and transaction costs(1)	975	1,939	5,355	3,430
Other general income(2)	(159)	—	(159)	—
Loss on extinguishment of debt(3)	—	—	—	15,155
Other expense, net(4)	(1,675)	66	1,137	947
Stock-based compensation expense(5)	2,878	355	32,239	355
Stock-based compensation payroll tax expense(6)	—	—	305	—
LTIP bonus(7)	436	358	1,369	2,162
Amortization of inventory step-up(8)	1,200	—	4,255	—
Adjusted EBITDA	$22,385	$15,264	$75,731	$71,384
Less: Capital expenditures	(1,456)	(804)	(4,666)	(3,029)
Adjusted EBITDA less capital expenditures	$20,929	$14,460	$71,065	$68,355
Adjusted EBITDA conversion rate(9)	93%	95%	94%	96%
Adjusted EBITDA margin(10)	18.1%	14.7%	16.5%	16.7%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations, which primarily includes transaction costs composed of legal and consulting fees, and $1.0 million paid to Kanders & Company, Inc., a company controlled by our Chief Executive Officer, for services related to the acquisition of Cyalume, which is included in related party expense in the Company’s consolidated statements of operations.
(2)	Reflects the “Other general income” line item on our consolidated statement of operations and includes a gain from a long-lived asset sale.
(3)	Reflects losses incurred in connection with the August 2021 debt refinance.
(4)	Reflects the “Other expense, net” line item on our consolidated statement of operations and primarily includes losses on foreign currency transactions.
(5)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(6)	Reflects payroll taxes associated with vested stock-based compensation awards.
(7)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(8)	Reflects amortization expense related to the step-up inventory adjustment recorded as part of the recent acquisitions.
(9)	Reflects (Adjusted EBITDA less capital expenditures) / Adjusted EBITDA.
(10)	Reflects Adjusted EBITDA / Net Sales for the relevant periods.